UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 14, 2026
Date of Report (date of earliest event reported)
__________________________________________
MillerKnoll, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLKN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 14, 2026, the Board of Directors (the “Board”) of MillerKnoll, Inc., a Michigan corporation (the “Company”), approved and adopted, effective July 14, 2026, an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment removes a provision from Article IV, Section 2 that previously prohibited a person from being elected to the Company’s Board after attaining age 72 and required any director who attained age 72 while serving on the Board to tender his or her resignation, effective no later than the Company’s next annual shareholder meeting. A copy of the Bylaws, as amended, is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated here by reference. The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.1.

Separately, effective July 14, 2026, the Board amended the Company’s Board Governance Guidelines to increase the director retirement age from 72 to 75 and to permit the Board to temporarily waive the retirement-age provision for a specific, one-time action where the Board determines such waiver to be in the best interests of the Company and its shareholders.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MillerKnoll, Inc., as amended effective July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2026	MillerKnoll, Inc.
By: /s/ Kevin J. Veltman
Kevin J. Veltman Chief Financial Officer